Exhibit 21.1
Subsidiaries of Dr Pepper Snapple Group, Inc.

Name of Subsidiary	Jurisdiction of Formation

1. A&W Concentrate Company	Delaware
2. Americas Beverages Management GP	Nevada
3. AmTrans, Inc.	Illinois
4. Berkeley Square US, Inc.	Delaware
5. Beverage Investments LLC	Delaware
6. Beverages Delaware Inc.	Delaware
7. DP Beverages Inc.	Delaware
8. DPS Americas Beverages Investments, Inc.	Delaware
9. DPS Americas Beverages, LLC.	Delaware
10. DPS Beverages, Inc.	Delaware
11. DPS Business Services, Inc.	Delaware
12. DPS Finance II, Inc.	Delaware
13. DPS Holding Inc.	Delaware
14. DPS Holdings U.S.	Nevada
15. Dr Pepper Company	Delaware
16. Dr Pepper Snapple Group Employee Relief Fund	Texas
17. Dr Pepper/Seven Up Beverage Sales Company	Texas
18. Dr Pepper/Seven Up Manufacturing Company	Delaware
19. Dr Pepper/Seven Up, Inc.	Delaware
20. High Ridge Investments US, Inc.	Delaware
21. International Beverage Investments GP	Delaware
22. International Investments Management LLC	Delaware
23. Juice Guys Care, Inc.	Massachusetts
24. Mott’s General Partnership	Nevada
25. Mott’s LLP	Delaware
26. MSSI LLC	Delaware
27. Nantucket Allserve, Inc.	Massachusetts
28. Nuthatch Trading US, Inc.	Delaware
29. Pacific Snapple Distributors, Inc.	California
30. Royal Crown Company, Inc.	Delaware
31. Snapple Beverage Corp.	Delaware
32. Snapple Distributors, Inc.	Delaware
33. Splash Transport, Inc.	Delaware
34. The American Bottling Company	Delaware
35. Canada Dry Mott’s Inc.	Canada
36. Aguas Minerales International Investments B.V.	Netherlands
37. Bebidas Americas Investments B.V.	Netherlands
38. Comercializadora de Bebidas, SA de CV	Mexico
39. Compania Exportadora de Aguas Minerales, S.A. de C.V.	Mexico
40. Distribuidora Anahuac, S.A. de C.V.	Mexico
41. Distribuidora de Aguas Minerales, S.A. de C.V.	Mexico
42. Peñafiel Aguas Minerales SA de CV	Mexico
43. Peñafiel Bebidas SA de CV	Mexico
44. Peñafiel Servicios Comerciales, S.A. de C.V.	Mexico
45. Peñafiel Servicios S.A. de C.V.	Mexico
46. Embotelladora Balseca, S.A. de C.V.	Mexico

Subsidiaries of Dr Pepper Snapple Group, Inc.

Name of Subsidiary	Jurisdiction of Formation

47. Embotelladora Mexicana de Agua, SA de CV	Mexico
48. Embotelladora Orange Crush, S.A.	Mexico
49. Industria Embotelladora de Bebidas Mexicanas, SA de CV	Mexico
50. Manantiales Penafiel, S.A. de C.V.	Mexico
51. Snapple Beverage de Mexico, S.A. de C.V.	Mexico